POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Vincent J. Fabiani, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as a direct or indirect general partner, director, officer, manager or member of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission,

and with any other entity when and if such is mandated by the Exchange Act or by the

Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 14th day of

April, 2011.

/s/ Edward Cahill

Edward Cahill

/s/ Martin Felesnthal

Martin Felsenthal

/s/ Peter Grua

Peter Grua

/s/ Russell Ray

Russell Ray

HLM VENTURE ASSOCIATES III, LLC

By:  /s/Vincent Fabiani

Name:  Vincent Fabiani

Title:  Authorized Signatory

HLM VENTURE PARTNERS III, L.P.

By:  HLM VENTURE ASSOCIATES III, LLC,

By: /s/Vincent Fabiani

Name:  Vincent Fabiani

Title:  Authorized Signatory